SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	March 26, 2003
(March 19, 2003)

AMBAC FINANCIAL GROUP, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-10777	13-3621676
(State of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

One State Street Plaza New York, New York		10004
(Address of principal executive offices)		(Zip code)

(212) 668-0340
(Registrant’s telephone number, including area code)

Index to Exhibits on Page 4

Item 5.          Other Events

          On March 24, 2003, Ambac Financial Group, Inc. (the “Registrant”) issued $175 million of 5.875% Debentures due March 24, 2103.  Exhibits 1.1 and 1.2 are copies of the Underwriting Agreement and Terms Agreement entered into by the Registrant, each on March 19, 2003.

Item 7.          Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits.

	Exhibit Number	Item

	1.1	Underwriting Agreement, dated March 19, 2003, among the Registrant and the Underwriters listed therein.

	1.2	Terms Agreement, dated March 19, 2003, among the Registrant and the Underwriters listed therein.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMBAC FINANCIAL GROUP, INC.
(Registrant)

Dated: March 26, 2003
	By:	/s/ THOMAS J. GANDOLFO

Thomas J. Gandolfo
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

1.1	Underwriting Agreement, dated March 19, 2003, among the Registrant and the Underwriters listed therein.

1.2	Terms Agreement, dated March 19, 2003, among the Registrant and the Underwriters listed therein.